Exhibit 10.1

Summary of Non-Employee Director Compensation(1)

Annual Retainer	$40,000
Committee Chair Annual Retainer
Audit Committee	$10,000
Compensation Committee	$8,000
All Other Committees	$5,000
Attendance at Board Meetings
Board Meetings	$1,500
Committee Meetings	$1,200
Annual Equity Award	$28,000(2) and 2,500 stock options

(1)	Employee directors are compensated based on negotiated compensation packages.

(2)	The $28,000 Equity Award is comprised of 50% stock options and 50% restricted stock, payable/granted quarterly.